Exhibit (g)(ii)(b)

AMENDMENT TO SCHWAB

AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT

This Amendment to Amended and Restated Master Custodian Agreement (the “Amendment”), effective as of April 30, 2021, is by and among each Fund (as defined below) and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Custodian Agreement (as defined below).

WITNESSETH:

WHEREAS, the investment companies identified on Appendix A hereto (the “Fund”) and the Custodian entered into that certain Amended and Restated Master Custodian Agreement dated as of October 17, 2005 (the “Custodian Agreement”), pursuant to which the Custodian provides certain custodial services to the Fund; and

WHEREAS, the Fund and the Custodian desire to amend the Custodian Agreements as more particularly set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.            Section 18.3 (ASSIGNMENT) of the Custodian Agreement is hereby deleted in its entirety and replaced with the following Section 18.3:

“SECTION 18.3 ASSIGNMENT; DELEGATION. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Custodian. The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of any Fund. Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself. The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 14 above.”

2.            Subsection (v) of Section 18.9(b) (Restrictions on Use) of the Custodian Agreement is hereby deleted and replaced with the following subsection (v):

“(v)	it will restrict dissemination of Fund Confidential Information to only Custodian's regulatory authorities as required to comply with such regulatory authorities' request or order, and to Custodian's examiners, auditors, directors and legal counsel to the extent Custodian believes the same is reasonably required provided that Custodian makes reasonable effort to notify such parties as to the confidential nature of the Fund Confidential Information.”

3.            A new subsection (vi) is hereby added to Section 18.9(b) (Restrictions on Use) of the Custodian Agreement as follows:

“(vi)	Nothwithstanding the foregoing, in connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this paragraph includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding a Fund and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Fund and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management. Except as expressly contemplated by this Agreement, nothing in this paragraph shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Fund Confidential Information pursuant to this subsection (vi) to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.”

4.            In Section 18.10 (NOTICES) of the Custodian Agreement, the notice information is deleted in its entirety and replaced with the following notice information:

“To any Fund:	[NAME OF FUND]
211 Main Street
San Francisco, California 94105
Attention: Jonathan de St Paer, President and CEO
Telephone: 415-667-7345

With a copy to:	David Lekich, Secretary
101 Montgomery Street
San Francisco, California 94104
Telephone: 415-667-0660

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Channel Center
One Iron Street
Boston, Massachusetts 02110
Attention: Louis D. Abruzzi, Senior Vice President
Telephone: 617-662-0300

5.            The following new Sections are hereby added to the Custodian Agreement.

“SECTION 18.16.            FOREIGN EXCHANGE.

SECTION 18.16.1.            GENERALLY. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

SECTION 18.16.2.            FUND ELECTIONS. Each Fund (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Fund or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Fund (or its Investment Advisor) instructs the Custodian, on behalf of the Fund, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Fund, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Fund (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

SECTION 18.16.3.            FUND ACKNOWLEDGEMENT Each Fund acknowledges that in connection with all foreign exchange transactions entered into by the Fund (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)	shall be acting in a principal capacity and not as broker, agent or fiduciary to the Fund or its Investment Advisor;

(ii)	shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Fund or its Investment Advisor; and

(iii)	shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Fund or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Fund or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

SECTION 18.16.4.            TRANSACTIONS BY STATE STREET. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Fund (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Fund (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Fund or the Investment Advisor.

As used in this Section 18.16, “Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers, and “Investment Advisor” means, in relation to a Portfolio, the investment manager or investment advisor of the Portfolio.

SECTION 18.17. REGULATION GG. Each Fund represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, each Fund is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.”

6.            Except as modified hereby, all other terms and conditions of each Custodian Agreement shall remain in full force and effect.

7.            This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERETO

By:	/s/ Mark D. Fischer
Name:	Mark D. Fischer
Title:	Treasuer and Chief Financial Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Kathy MacVarish
Name:	Kathy MacVarish
Title:	Senior Vice President

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

SCHWAB FUNDS

Company	Fund
Schwab Investments (a Massachusetts business trust)
Schwab 1000 Index Fund
Schwab California Tax-Free Bond Fund
Schwab Global Real Estate Fund
Schwab High Yield Municipal Bond Fund
Schwab Short-Term Bond Index Fund
Schwab Tax-Free Bond Fund
Schwab Treasury Inflation Protected Securities Index Fund
Schwab U.S. Aggregate Bond Index Fund
Schwab Capital Trust (a Massachusetts business trust)
Laudus International MarketMasters Fund
Schwab Balanced Fund
Schwab Core Equity Fund
Schwab Dividend Equity Fund
Schwab Fundamental Emerging Markets Large Company Index Fund
Schwab Fundamental Global Real Estate Index Fund
Schwab Fundamental International Large Company Index Fund
Schwab Fundamental International Small Company Index Fund
Schwab Fundamental US Large Company Index Fund
Schwab Fundamental US Small Company Index Fund
Schwab Health Care Fund
Schwab Hedged Equity Fund
Schwab International Core Equity Fund
Schwab International Index Fund
Schwab Large-Cap Growth Fund
Schwab MarketTrack All Equity Portfolio
Schwab MarketTrack Balanced Portfolio
Schwab MarketTrack Conservative Portfolio
Schwab MarketTrack Growth Portfolio
Schwab Monthly Income Fund - Maximum Payout
Schwab Monthly Income Fund – Enhanced Payout
Schwab Monthly Income Fund- Moderate Payout
Schwab S&P 500 Index Fund
Schwab Small-Cap Equity Fund
Schwab Small-Cap Index Fund

Schwab Target 2010 Fund
Schwab Target 2010 Index Fund
Schwab Target 2015 Fund
Schwab Target 2015 Index Fund
Schwab Target 2020 Fund
Schwab Target 2020 Index Fund
Schwab Target 2025 Fund
Schwab Target 2025 Index Fund
Schwab Target 2030 Fund
Schwab Target 2030 Index Fund
Schwab Target 2035 Fund
Schwab Target 2035 Index Fund
Schwab Target 2040 Fund
Schwab Target 2040 Index Fund
Schwab Target 2045 Fund
Schwab Target 2045 Index Fund
Schwab Target 2050 Fund
Schwab Target 2050 Index Fund
Schwab Target 2055 Fund
Schwab Target 2055 Index Fund
Schwab Target 2060 Fund
Schwab Target 2060 Index Fund
Schwab Target 2065 Fund
Schwab Target 2065 Index Fund
Schwab Total Stock Market Index Fund
Schwab U.S. Large-Cap Growth Index Fund
Schwab U.S. Large-Cap Value Index Fund
Schwab U.S. Mid-Cap Index Fund
The Charles Schwab Family of Funds (a Massachusetts business trust)
Schwab AMT Tax-Free Money Fund
Schwab California Municipal Money Fund
Schwab Government Money Fund
Schwab Municipal Money Fund
Schwab New York Municipal Money Fund
Schwab Retirement Government Money Fund
Schwab Treasury Obligations Money Fund
Schwab U.S. Treasury Money Fund
Schwab Value Advantage Money Fund
Schwab Variable Share Price Money Fund
Schwab Annuity Portfolios (a Massachusetts business trust)
Schwab Government Money Market Portfolio
Schwab S&P 500 Index Portfolio
Schwab VIT Balanced Portfolio
Schwab VIT Balanced with Growth Portfolio
Schwab VIT Growth Portfolio